Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT is made as of July____, 2015,

BETWEEN

YAPPN CORP., a corporation incorporated under the laws of Delaware

(the “Borrower”),

- and -

YAPPN ACQUISITION SUB INC., a corporation incorporated under the laws of Delaware;

YAPPN CANADA INC., a corporation incorporated under the laws of Ontario;

FOTOYAP INC., a corporation incorporated under the laws of Delaware;

LANGULAS INC., a corporation incorporated under the laws of Florida;

YADMARK INC., a corporation incorporated under the laws of Florida;

YAFFILIATE MARKETING SERVICES INC., a corporation incorporated under the laws of Florida;

(each a “Guarantor”)

- and -

WINTERBERRY INVESTMENTS INC., a corporation formed under the laws of Ontario

(the “Collateral Agent”)

WHEREAS the Borrower has offered debentures (the “Debentures”) pursuant to the terms and conditions of a subscription agreement dated July ___, 2015 (the “Subscription Agreement”);

AND WHEREAS the Borrower has agreed to grant a general and continuing security interest over all of its assets for the payment and performance of its obligations under the Subscription Agreement and Debentures (the “Secured Obligations” as hereinafter further defined);

AND WHEREAS each Guarantor has agreed to unconditionally guarantee the Secured Obligations (the Borrower and the Guarantors are each a “Grantor” and together the “Grantors”) as further set out in this Agreement;

AND WHEREAS the Grantors have agreed to grant general and continuing security interests over all of their assets in favor of the Collateral Agent, in its capacity as lead investor and collateral agent pursuant to the Subscription Agreement and the Debentures, as pledgee, assignee and secured party;

AND WHEREAS the Borrower and each Guarantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Subscription Agreement and Debentures and each is, therefore, willing to enter into this Agreement;

AND WHEREAS it is a condition to the payment of the amounts made by each holder of a Debenture (collectively the “Holders”) under the Debentures that each Grantor execute and deliver this Agreement;

AND WHEREAS this Agreement is given by each Grantor in favor of the Collateral Agent for the ratable benefit of the Holders to secure the payment and performance of all of the Secured Obligations;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

Article 1
interpretation

1.1	Definitions

(1)          Unless otherwise defined herein or in the Subscription Agreement, capitalized terms used in this Agreement that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(2)          The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the recitals above.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

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“Collateral Support” means all Property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such Property.

“Contracts” means, collectively, with respect to each Grantor, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States, Canada or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished), all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Excluded Property” means, collectively:

(i)	any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications; and

(ii)	any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to such applicable law, rule or regulation, in each case after giving effect to the applicable anti-assignment provisions of the UCC, PPSA or other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition.

“Event of Default” has the meaning ascribed thereto in each of the Debentures.

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Liens permitted under the Subscription Agreement).

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“Grantor” has the meaning set forth in the recitals above.

“Guarantors” has the meaning set forth in the recitals.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

“Subscription Agreement” has the meaning set forth in the recitals above.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Patents” means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor (whether issued, established or registered or recorded in the United States, Canada or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledged Collateral” has the meaning set forth in 3.1.

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“Pledged Debt”  means, with respect to each Grantor, all debt (including intercompany notes) from time to time owed to such Grantor by any obligor, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt and all certificates, instruments or agreements evidencing such debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding equity interests of each issuer or subsidiary that are owned by such Grantor and all options, warrants, rights, agreements and additional equity interests of whatever class of any such issuer or subsidiary acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such equity interests in each such issuer or subsidiary or under any Organizational Document of each such issuer or subsidiary, and the certificates, instruments and agreements representing such equity interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such equity interests, (ii) all additional equity interests of any issuer or subsidiary from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional equity interests of whatever class of any such issuer or subsidiary from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such equity interests or under any Organizational Document of any such issuer or subsidiary, and the certificates, instruments and agreements representing such equity interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such equity interests, from time to time acquired by such Grantor in any manner, and (iii) all equity interests issued in respect of the equity interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such equity interests of any successor subsidiary owned by such Grantor (unless such Grantor is the surviving entity);

“PPSA” means the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced

“Receivables” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Related Parties” means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

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“Secured Obligations” means obligations of the Borrower from time to time arising under the Subscription Agreement and Debentures.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL's), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States, Canada or any other country or any political subdivision thereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Holders’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, then the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

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Article 2
guarantees

2.1	Guarantee

Each Guarantor absolutely, irrevocably and unconditionally guarantees to the Holders, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Debentures. Each Guarantor further agrees that the Debentures may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Debenture. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Grantor of any Debenture, and also waives notice of acceptance of its guarantee and notice of protest for non-payment. Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Debentures, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Debentures, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.2	Guarantee of Payment

Each Guarantor further agrees that its guarantee under this Agreement constitutes a guarantee of payment when due and payable and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agent or any other Holder to any security held for the payment of the Debentures or to any balance of any deposit account or credit on the books of the Collateral Agent in favour of the Borrower or any other person.

2.3	No Limitations

(1)          The obligations of each Guarantor under this Agreement shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Subscription Agreement, Debentures or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Holder to assert any claim or demand or to enforce any right or remedy under the provisions of the Subscription Agreement or any Debenture or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Subscription Agreement or any Debenture (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms of this Agreement) or any other agreement, including with respect to the release of any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Holder for the Debentures, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Debentures, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each Guarantor expressly authorizes the Collateral Agent, in accordance with the Subscription Agreement and applicable law, to take and hold security for the payment and performance of the Debentures, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other Guarantors upon or in respect of the Debentures, all without affecting the obligations of any Guarantor.

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(2)          To the fullest extent permitted by applicable law, each Guarantor waives any defense (other than payment or performance of the Debentures (other than contingent obligations), in full) based on or arising out of any defense of the Borrower or any other Grantor or the unenforceability of the Debentures or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Grantor. The Collateral Agent and the other Holders may, in accordance with the provisions of this Agreement, the Debentures and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Debentures, make any other accommodation with the Borrower or any other Grantor or exercise any other right or remedy available to them against the Borrower or any other Grantor, without affecting or impairing in any way the liability of any Guarantor hereunder. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Grantor, as the case may be, or any security.

2.4	Reinstatement

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time and for any reason full or partial payment of any Debenture is rescinded or must otherwise be restored by the Collateral Agent or any other Holder whether upon the bankruptcy or reorganization of the Borrower, any other Grantor, or otherwise.

2.5	Agreement To Pay and Subrogation

In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Holder has at law or in equity against any Guarantor by virtue of this Agreement, upon the failure of the Borrower or any other Grantor to pay any Debenture when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and will promptly pay, or cause to be paid, to the Collateral Agent for distribution to the Holders in cash the amount of such unpaid Debenture (other than payment of any contingent obligations).

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2.6	Information

Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the Borrower’s and each other Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of non-payment of the Debentures and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Holder will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

2.7	Instrument for the Payment of Money

Each Guarantor hereby acknowledges that the guarantees in this Article 2 constitute instruments for the payment of money, and consents and agrees that the Collateral Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due under this Agreement, shall have the right to bring a summary judgment motion-action under New York CVP. Law Section 3213.

Article 3
Grant of security interest

3.1	Grant of Security Interest

(1)          As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Holders, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a)	all Accounts;

(b)	all Equipment, Goods, Inventory and Fixtures;

(c)	all Documents, Instruments and Chattel Paper;

(d)	all Letters of Credit and Letter-of-Credit Rights;

(e)	all Securities Collateral;

(f)	all Investment Property;

(g)	all Intellectual Property Collateral;

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(h)	all General Intangibles;

(i)	all Money and all Deposit Accounts;

(j)	all Supporting Obligations;

(k)	all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(l)	to the extent not covered by clauses (a) to (k) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

(2)          Notwithstanding anything to the contrary contained in subsection 3.1(1), the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Pledged Collateral.

(3)          The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

3.2	Filings

(1)          Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction, or as applicable by the provisions of the PPSA, for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights”. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

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(2)          Each Grantor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office (and any successor office and any similar office in any United States state or other country) this Agreement, an Intellectual Property security agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Collateral Agent as secured party.

Article 4
Perfection and further assurances

4.1	Maintenance of Perfected Security Interest

Each Grantor represents and warrants that on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

4.2	Joinder of Additional Grantors

The Grantors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be formed, to execute and deliver to the Collateral Agent a joinder agreement within 30 days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such joinder agreements shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

4.3	Further Assurances

(1)          Each Grantor shall take such further actions, and execute and deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, and enable the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC, PPSA or other similar laws in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Collateral security acknowledgments and supplemental Intellectual Property Collateral security acknowledgments with the United States Patent and Trademark Office, United States Copyright Office, the Canadian Intellectual Property Office and any other applicable jurisdiction’s intellectual property registration office, all in form reasonably satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.

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Article 5
Representations, warranties and covenants

Each Grantor represents, warrants and covenants as follows:

(a)	Approvals. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable efforts to assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

(b)	Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Collateral Agent or any Holder, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors.

(c)	Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after the Collateral Agent has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such net cash proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Subscription Agreement.

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(d)	Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Article 5(d) in accordance with Section 8.8.

Article 6
Intellectual property collateral

6.1	Intellectual Property License

For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article 7 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent of such Grantor's rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

6.2	Dealing With Intellectual Property

On a continuing basis, each Grantor shall, at its sole cost and expense:

(a)	promptly following its becoming aware thereof, notify the Collateral Agent of any materially adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor's claim of ownership in or right to use any of the Intellectual Property Collateral, such Grantor's right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b)	maintain and protect the material Intellectual Property Collateral as presently used and operated and as contemplated by the Subscription Agreement;

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(c)	not permit to lapse or become abandoned any material Intellectual Property Collateral as presently used and operated, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment;

(d)	upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the material Intellectual Property Collateral, the ability of such Grantor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

(e)	not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent; and

(f)	furnish to the Collateral Agent from time to time upon the Collateral Agent's reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request.

6.3	Additional Intellectual Property

If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.3 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement and be subject to the Lien and security interest created by this Agreement without further action by any party.

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Article 7
Remedies

7.1	Remedies

(1)          If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any Debenture or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or PPSA, as applicable, and also may:

(a)	require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent immediately, assemble the Pledged Collateral or any part thereof, as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent;

(b)	without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(c)	occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(d)	exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts, and (C) exercise all other rights and remedies with respect to the Receivables and the other Pledged Collateral.

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(2)          Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(3)          If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Collateral Agent in the same form as so received (with any necessary endorsement).

(4)          If any Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(5)          If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

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7.2	No Waiver and Cumulative Remedies

The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 8.6, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

7.3	Application of Proceeds

Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Subscription Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

Article 8
GENERAL

8.1	Appointment of Collateral Agent

(1)          The Collateral Agent has been appointed as collateral agent in the Subscription Agreement and shall act in accordance with the terms of the Subscription Agreement. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Subscription Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Subscription Agreement. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

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(2)          The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. Neither the Collateral Agent nor any of the Holders shall have responsibility for (i) ascertaining or taking action whatsoever with regard to any Pledged Collateral (including matters relating to the Pledged Securities, whether or not the Collateral Agent or any other Holder has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(3)          The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

8.2	Performance By Collateral Agent

If any Grantor shall fail to perform any covenants contained in this Agreement after giving effect to all applicable grace periods if any (including any covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Subscription Agreement. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 8.8. Neither the provisions of this Section 8.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

8.3	Power of Attorney

Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Subscription Agreement and the Debentures which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

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8.4	Continuing Security Interest and Assignment

This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Holders and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), any Holder may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject however, to the provisions of the Subscription Agreement.

8.5	Termination and Release

At such time as the Debentures shall have been paid in full, the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

8.6	Modification in Writing

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Collateral Agent in accordance with the terms of the Subscription Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

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8.7	Notices

Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Subscription Agreement, and, as to any Grantor, addressed to it at the address of the Grantor set forth in Schedule A to this Agreement, and as to the Collateral Agent, addressed to it at the address set forth in the Subscription Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

8.8	Indemnity and Expenses

(1)          Each Grantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof) and each other Holder (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) other than such Indemnitee arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor in accordance with their terms, whether brought by a third party or by such, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (ii) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any Debenture, if such Grantor or such party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(2)          To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the Debentures or the transactions contemplated hereby or thereby by unintended recipients.

(3)          Without prejudice to the survival of any other agreement of any Grantor under this Agreement, the Subscription Agreement or any Debenture, the agreements and obligations of each Grantor contained in this Section shall survive termination of such agreements and payment in full of the Debentures.

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8.9	Governing Law

This Agreement will be governed by and construed in accordance with the internal laws of the State of New York and and the courts of the State of New York will have jurisdiction to entertain any action arising under this Agreement, except for matters pertaining to the enforcement of Secured Obligations against Pledged Collateral located in Canada, in which case the laws of the Province of Ontario shall apply and jurisdiction and venue shall be in the Province of Ontario.

8.10	Severability of Provisions

Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

8.11	Counterparts; Integration; Effectiveness

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement, the Subscription Agreement and the Debentures constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

8.12	No Release

Nothing in this Agreement, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Holder to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Holder for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Subscription Agreement or the Debentures, or in respect of the Pledged Collateral or made in connection with them. Neither the Collateral Agent nor any other Holder shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 8.12 shall survive the termination of this Agreement and the discharge of the Grantor's other obligations under this Agreement, the Subscription Agreement and the Debentures.

[SIGNATURE PAGE FOLLOWS]

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TO EVIDENCE ITS AGREEMENT the parties hereto have executed this Security Agreement on the date first written above.

YAPPN CORP.

Per:
Name:
Title:

YAPPN ACQUISITION SUB INC.

Per:
Name:
Title:

YAPPN CANADA INC.

Per:
Name:
Title:

FOTOYAPP INC.

Per:
Name:
Title:

LANGULAS INC.

Per:
Name:
Title:

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YADMARK INC.

Per:
Name:
Title:

YAFFILIATE MARKETING SERVICES INC.

Per:
Name:
Title:

WINTERBERRY INVESTMENTS INC.

Per:
Name:
Title:

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SCHEDULE A

GRANTOR ADDRESSES FOR NOTICES

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